Exhibit 99.1

ViewRay Announces Appointment of Dr. Gail Wilensky to its Board of Directors

CLEVELAND, July 16, 2019 — ViewRay, Inc. (Nasdaq: VRAY) announced the appointment of Dr. Gail Wilensky to its Board of Directors, effective today.

Dr. Wilensky has an extensive track record in healthcare as a policy leader, reimbursement expert, and board member. She is currently a Senior Fellow at Project HOPE, an international non-profit health foundation. She served in the White House as a senior adviser on health and welfare issues to President George H.W. Bush and directed the Medicare and Medicaid programs. Gail was also the first chair of the Medicare Payment Advisory Commission.

Dr. Wilensky serves as a director for Quest Diagnostics, United Health Group, the Geisinger Health System Foundation, and is on the Board of Regents of the Uniformed Services University of the Health Sciences (USUHS). She is an elected member of the National Academy of Medicine and has served two terms on its governing council. Dr. Wilensky was a former chair of the board of directors of Academy Health and a trustee of the American Heart Association. She received a B.A., M.A., and a Ph.D. from the University of Michigan and has received several honorary degrees.

"ViewRay is a leading innovator with a promising opportunity to become the standard of care in radiation oncology," stated Dr. Wilensky. "I look forward to working with the team at this critical time in the Company's evolution."

ViewRay also announced that Ted Wang is retiring from its Board of Directors effective July 15, 2019. “It has been a privilege to serve on ViewRay’s board and help the company transition from an early-stage, innovative technology company to an organization that is making a profound impact on the lives of cancer patients around the world. ViewRay has a very exciting future ahead,” said Wang.

"On behalf of ViewRay, I wish to thank Ted for his many contributions to the Board of Directors and his meaningful impact on the company. We are also delighted to welcome Gail to the board. She is an impressive leader with a deep understanding of healthcare, and her career efforts have helped to improve the lives of millions. She is an outstanding addition to our board,” said Dan Moore, Chairman of the Board of ViewRay.

About ViewRay

ViewRay®, Inc. (Nasdaq: VRAY), designs, manufactures and markets the MRIdian® radiation therapy system. MRIdian is built upon a proprietary high-definition MR imaging system designed from the ground up to address the unique challenges and clinical workflow for advanced radiation oncology. Unlike MR systems used in diagnostic radiology, MRIdian's high-definition MR was purposely built to deliver high-precision radiation without unnecessary beam distortion, and consequently, help to mitigate skin toxicity and other safety concerns that may otherwise arise when high magnetic fields interact with radiation beams. ViewRay and MRIdian are registered trademarks of ViewRay, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the rate of new orders, upgrades and installations, ViewRay’s financial guidance for the full year 2019 and ViewRay’s conference call to discuss its first quarter results. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to commercialize MRIdian Linac System, demand for ViewRay’s products, the ability to convert backlog into revenue, and the timing of delivery of ViewRay’s products, the timing, results and other uncertainties associated with clinical trials, the ability to raise the additional funding needed to continue to pursue ViewRay’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, competition in the industry in which ViewRay operates and overall market conditions. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to ViewRay's business in general, see ViewRay's current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, as updated periodically by the company's other filings with the SEC. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Investor Relations:

Michaella Gallina

Sr. Director, Investor Relations and Communications

ViewRay, Inc.

1-844-MRIdian (674-3426)

Email: investors@viewray.com

Media Enquiries:

Karen Hackstaff

Vice President, Strategy and Branding

ViewRay, Inc.

Phone: +1 408-242-2994

Email: media@viewray.com